Exhibit 99.1

Golden West Reports Record Earnings, Deposits, and Loan Originations in 2005

    OAKLAND, Calif.--(BUSINESS WIRE)--Jan. 24, 2006--Golden West Financial Corporation (NYSE:GDW) (PCX:GDW), parent of World Savings Bank, announced record diluted earnings per share of $4.77 for 2005, up 15% from the previous all-time high of $4.13 reported in 2004. Per share profits in the fourth quarter of 2005 reached $1.27, a 17% increase from the $1.09 registered one year earlier.
    The Company also announced record deposit inflows of $7.2 billion, surpassing the previous best of $6.6 billion, set in 2002. For the fourth quarter of 2005, retail savings grew $1.7 billion, a 33% increase from the $1.3 billion posted in the same period in 2004.
    All-time high volume was also reported by the Company's lending group. Loan originations totaled $51.5 billion in 2005, compared with $49.0 billion one year earlier. For the fourth quarter of 2005, new loans totaled $13.1 billion, unchanged from the same period one year earlier.
    In discussing the year's accomplishments, Marion Sandler, Chairman of the Board and Chief Executive Officer, first touched on Golden West's earnings growth. She observed, "The impetus behind the growth of the Company's profits was our ability to expand the mortgage portfolio, which is our primary earning asset. Loan balances increased by $16.7 billion, or 16%, in 2005. Growing the mortgage portfolio is important, because the more earning assets the Company has on the books, the more interest income we generate."
    Reflecting on the 2005 lending environment in particular, Sandler stated, "As usual, the popularity of our main product, the adjustable rate mortgage, or ARM, was influenced by what was happening with fixed-rate mortgages, or FRMs, the customers' other alternative. Favorable long-term rates kept interest on FRMs near historic lows all year, providing an attractive option to borrowers. Despite stiff competition, our lending team produced record loan volume."
    Continuing, Sandler remarked, "While originations were strong this past year, repayment activity also remained high, stimulated by low mortgage rates, strong home sales, and a desire on the part of many borrowers to turn the equity in their homes into cash. Nevertheless, the new loans we added exceeded payoffs, leading to 16% growth of the Company's loan portfolio."
    Adding to her discussion of Golden West's earnings performance, Sandler pointed out, "Some of the benefit we enjoyed this past year from the increased size of our loan portfolio was offset by a decline in our primary spread, which is the difference between the yield we earn on loans and investments and the rates we pay for savings and borrowings." In 2005, Golden West's spread averaged 2.38%, down from 2.76% last year. During the fourth quarter, the Company's spread averaged 2.29%, compared with 2.60% in the same period one year earlier. Explaining the decrease, Sandler said, "Since the beginning of the year, the Federal Reserve's Open Market Committee has raised the Federal Funds rate, which influences short-term yields, from 2.25% to 4.25%. Our spread normally contracts when short-term rates rise, because the yield we earn on our loan portfolio responds to interest rate movements more slowly than the cost of our deposits and borrowings."
    Covering another earnings related topic, Sandler commented on the Company's general and administrative (G&A) expenses, noting, "Controlling spending is an important element of our business model, because we want to ensure as much of our income as possible flows through to the bottom line and is not eaten up by costs. We assess the success of this strategy using the G&A ratio, which measures the amount of money it takes to manage the Company's assets." Golden West's ratio of G&A to average assets improved considerably to 0.82% in 2005 from 0.90% one year earlier. Sandler explained, "While average assets were up 25% compared to last year, expenditures grew only 15% during the same time frame, leading to the significant decline in our expense ratio."
    Switching to the topic of loan quality, Sandler said, "In 2005, Golden West's loan portfolio continued to reflect our focus on producing high-quality assets to manage credit risk. A key indicator of our performance is the ratio of net chargeoffs to average loans outstanding. This measure relates credit losses to the size of the loan portfolio. Aided by a strong real estate market, the Company's chargeoff ratio amounted to zero basis points for the eighth consecutive year." Sandler added, "Our success can also be judged by our nonperforming asset level." At December 31, 2005, Golden West's ratio of nonperforming assets to total assets was just 0.31%, down slightly from 0.32% one year earlier.
    Concluding her comments, Sandler discussed the Company's record deposit growth. She noted, "As interest rates rose in 2005, so did the returns on insured deposit accounts, increasing the public's appetite for traditional certificates of deposit, or CDs. To address our customers' needs, we promoted attractively priced savings products. Investors responded enthusiastically, and as a result, we achieved all-time high savings inflows."
    Headquartered in Oakland, California, Golden West is one of the nation's largest financial institutions with assets over $120 billion as of December 31, 2005. The Company has one of the most extensive thrift branch systems in the country, with 283 savings branches in 10 states and lending operations in 39 states. Golden West's stock is listed on the New York Stock and Pacific Exchanges under the ticker symbol GDW. Options on the Company's stock are traded on the Chicago Board Options Exchange and the Pacific Exchange.
    Golden West investor information is available at www.gdw.com. Information about the Company's home loans and savings and checking accounts can be found at www.worldsavings.com and about its proprietary no-load mutual funds and annuities at www.atlasfunds.com.

    Information in this Press Release may contain various forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include projections, statements of the plans and objectives of management for future operations, statements of future economic performance, assumptions underlying these statements and other statements that are not statements of historical facts. Forward-looking statements are subject to significant business, economic and competitive risks, uncertainties and contingencies, many of which are beyond Golden West's control. Should one or more of these risks, uncertainties or contingencies materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated. Among the key risk factors that may have a direct bearing on Golden West's results of operations and financial condition are competitive practices in the financial services industries; operational and systems risks; general economic and capital market conditions, including fluctuations in interest rates; economic conditions in certain geographic areas; and the impact of current and future laws, governmental regulations, and accounting and other rulings and guidelines affecting the financial services industry in general and Golden West's operations in particular. In addition, actual results may differ materially from the results discussed in any forward-looking statements.

    Financial Information Attached


          GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF NET EARNINGS
                       AND OTHER FINANCIAL DATA
                              (Unaudited)
            (Dollars in thousands except per share figures)

                      Three Months Ended            Year Ended
                          December 31               December 31
                   ------------------------- -------------------------
                       2005         2004         2005         2004
                   ------------ ------------ ------------ ------------
Interest Income
  Interest on loans $1,723,543   $1,141,137   $5,969,566   $3,976,619
  Interest on
   mortgage-backed
   securities (MBS)     21,724       27,142       92,746      131,720
  Interest and
   dividends on
   investments          47,176       20,158      137,584       70,517
                   ------------ ------------ ------------ ------------
                     1,792,443    1,188,437    6,199,896    4,178,856
Interest Expense
  Interest on
   deposits            465,657      265,470    1,550,517      944,493
  Interest on
   advances            395,861      168,988    1,221,795      448,535
  Interest on
   repurchase
   agreements           52,810       20,182      155,511       49,589
  Interest on other
   borrowings          115,001       42,261      337,002      117,634
                   ------------ ------------ ------------ ------------
                     1,029,329      496,901    3,264,825    1,560,251
                   ------------ ------------ ------------ ------------
Net Interest Income    763,114      691,536    2,935,071    2,618,605
Provision for loan
 losses                  2,789        2,571        8,290        3,401
                   ------------ ------------ ------------ ------------
Net Interest Income
 after Provision
 for Loan Losses       760,325      688,965    2,926,781    2,615,204
Noninterest Income
  Fees                 109,002       59,975      369,867      210,576
  Gain on the sale
   of securities
   and loans             3,820        2,062       10,514       13,216
  Other                 25,182       19,327       81,755       70,131
                   ------------ ------------ ------------ ------------
                       138,004       81,364      462,136      293,923
Noninterest Expense
  General and
   administrative:
   Personnel           180,614      143,321      655,425      547,432
   Occupancy            24,354       23,339       92,877       86,117
   Technology and
    tele-
    communications      21,998       20,383       89,900       79,453
   Deposit
    insurance            1,975        1,765        7,556        7,068
   Advertising           9,687        8,285       28,633       26,743
   Other                23,592       25,526       88,024       93,313
                   ------------ ------------ ------------ ------------
                       262,220      222,619      962,415      840,126

Earnings before
 Taxes on Income       636,109      547,710    2,426,502    2,069,001
Taxes on Income        240,864      209,209      940,338      789,280
                   ------------ ------------ ------------ ------------
Net Earnings          $395,245     $338,501   $1,486,164   $1,279,721
                   ============ ============ ============ ============

Basic Earnings Per
 Share                   $1.29        $1.11        $4.83        $4.19
                   ============ ============ ============ ============
Diluted Earnings
 Per Share               $1.27        $1.09        $4.77        $4.13
                   ============ ============ ============ ============

Average common
 shares
 outstanding       307,350,451  306,312,759  307,388,071  305,470,587
Average diluted
 common shares
 outstanding       311,323,062  311,179,468  311,790,191  310,119,746

Ratios: (a)
  Net earnings /
   average
   stockholders'
   equity (ROE)          18.69%       19.14%       18.72%       19.45%
  Net earnings /
   average assets
   (ROA)                  1.28%        1.31%        1.27%        1.37%
  Net interest
   margin (b)             2.50%        2.70%        2.54%        2.83%
  General and
   administrative
   expense /
   average assets          .85%         .86%         .82%         .90%
  Efficiency
   ratio (c)             29.10%       28.80%       28.33%       28.85%


(a) Ratios are annualized by multiplying the quarterly computation by four. Averages are computed by adding the beginning balances and each monthend balance during the quarter and the year and dividing by four and thirteen, respectively.
(b) Net interest margin is net interest income divided by average earning assets.
(c) Efficiency ratio is general and administrative expense divided by the sum of net interest income and noninterest income.


          GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES
             CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                       AND OTHER FINANCIAL DATA
                              (Unaudited)
            (Dollars in thousands except per share figures)

                                Dec. 31       Sep. 30       Jun. 30
                                  2005          2005          2005
                             ------------- ------------- -------------
ASSETS
 Cash                            $518,161      $326,443      $301,269
 Federal funds sold,
  securities purchased under
  agreement to resell and
  other investments             1,321,626     1,235,155     1,091,702
 Securities available for
  sale at fair value              382,499       341,905       590,848

  Purchased MBS available
   for sale at fair value          11,781        12,634        13,665
  Purchased MBS held to
   maturity at cost               303,703       318,257       338,659
  MBS with recourse held to
   maturity at cost             1,168,480     1,253,710     1,346,080
  Loans held for sale              83,365       127,553        48,636
  Loans held in portfolio
   less allowance for loan
   losses                     117,798,600   114,801,293   110,999,190
                             ------------- ------------- -------------
     Total Loans Receivable
      and MBS                 119,365,929   116,513,447   112,746,230

  Interest earned but
   uncollected                    392,303       361,595       319,264
  Investment in capital
   stock of Federal Home
   Loan Banks (FHLBs) at
   cost                         1,857,580     1,797,533     1,688,661
  Foreclosed real estate            8,682         8,828         8,769
  Premises and equipment,
   net                            403,084       401,713       403,121
  Other assets                    365,299       294,787       335,814
                             ------------- ------------- -------------
      Total Assets           $124,615,163  $121,281,406  $117,485,678
                             ============= ============= =============

LIABILITIES and
STOCKHOLDERS' EQUITY
  Deposits                    $60,158,319   $58,429,315   $59,226,140
  Advances from FHLBs          38,961,165    38,896,681    35,755,870
  Securities sold under
   agreements to repurchase     5,000,000     5,150,000     4,450,000
  Bank notes                    2,393,951     2,488,983     2,232,955
  Senior debt                   8,194,266     6,705,316     6,736,979
  Taxes on income                 547,653       560,182       594,348
  Other liabilities               688,844       780,460       552,943
  Stockholders' equity          8,670,965     8,270,469     7,936,443
                             ------------- ------------- -------------
      Total Liabilities and
       Stockholders' Equity  $124,615,163  $121,281,406  $117,485,678
                             ============= ============= =============

Total deferred interest in
 loans receivable and MBS        $448,816      $279,388      $160,201
Total deferred interest as a
 percentage of loans
 receivable and MBS                   .38%          .24%          .14%

Capitalized mortgage
 servicing rights                 $39,134       $40,684       $43,835

Stockholders' equity / total
 assets                              6.96%         6.82%         6.76%

Book value per common share        $28.15        $26.89        $25.79
Common shares outstanding     308,041,776   307,583,276   307,760,826


                                              Mar. 31       Dec. 31
                                                2005          2004
                                           ------------- -------------
ASSETS
 Cash                                          $311,607      $292,421
 Federal funds sold, securities purchased
  under agreement to resell and other
  investments                                 1,674,914       936,353
 Securities available for sale at fair
  value                                         379,082       438,032

  Purchased MBS available for sale at fair
   value                                         13,548        14,438
  Purchased MBS held to maturity at cost        357,843       375,632
  MBS with recourse held to maturity at
   cost                                       1,440,341     1,719,982
  Loans held for sale                            40,988        52,325
  Loans held in portfolio less allowance
   for loan losses                          105,641,104   100,506,854
                                           ------------- -------------
     Total Loans Receivable and MBS         107,493,824   102,669,231

  Interest earned but uncollected               298,693       248,073
  Investment in capital stock of Federal
   Home Loan Banks (FHLBs) at cost            1,662,312     1,563,276
  Foreclosed real estate                         10,840        11,461
  Premises and equipment, net                   398,181       391,523
  Other assets                                  358,396       338,171
                                           ------------- -------------
      Total Assets                         $112,587,849  $106,888,541
                                           ============= =============

LIABILITIES and
STOCKHOLDERS' EQUITY
  Deposits                                  $55,593,265   $52,965,311
  Advances from FHLBs                        35,511,757    33,781,895
  Securities sold under agreements to
   repurchase                                 4,050,000     3,900,000
  Bank notes                                  2,485,936     2,709,895
  Senior debt                                 5,955,989     5,291,840
  Taxes on income                               730,094       561,772
  Other liabilities                             681,310       402,952
  Stockholders' equity                        7,579,498     7,274,876
                                           ------------- -------------
      Total Liabilities and Stockholders'
       Equity                              $112,587,849  $106,888,541
                                           ============= =============

Total deferred interest in loans
 receivable and MBS                             $90,172       $54,616
Total deferred interest as a percentage of
 loans receivable and MBS                           .08%          .05%

Capitalized mortgage servicing rights           $48,208       $53,234

Stockholders' equity / total assets                6.73%         6.81%

Book value per common share                      $24.68        $23.73
Common shares outstanding                   307,126,766   306,524,716


          GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES
                    QUARTERLY FINANCIAL HIGHLIGHTS
                              (Unaudited)
            (Dollars in thousands except per share figures)

                                        For the Quarter Ended
                                --------------------------------------
                                  Dec. 31      Sep. 30      Jun. 30
                                    2005         2005         2005
                                ------------ ------------ ------------
AVERAGE BALANCES  (a)
  Cash and investments           $2,522,688   $1,781,055   $2,085,597
  Loans receivable and MBS      117,975,267  114,661,554  110,124,924
  Investment in capital stock
   of FHLBs                       1,818,288    1,725,611    1,676,949
  Deposits                       59,484,698   58,912,429   57,300,656
  Advances from FHLBs            38,841,391   36,894,412   35,696,338
  Securities sold under
   agreements to repurchase       5,075,000    4,812,500    4,325,000
  Other borrowings               10,087,729    9,118,909    8,579,755
  Stockholders' equity            8,461,148    8,109,144    7,756,555

Total Average Assets            123,443,755  119,237,057  114,951,805
Average Earning Assets          121,904,742  117,875,145  113,599,941
Average Interest-Bearing
 Liabilities                    113,488,818  109,738,250  105,901,749

OPERATING RESULTS
  Net interest income              $763,114     $747,828     $719,565
  Provision for loan losses           2,789        2,810        1,807
  Noninterest income                138,004      129,434      112,085
  Noninterest expense               262,220      237,382      238,574
                                ------------ ------------ ------------
  Earnings before taxes on
   income                           636,109      637,070      591,269
  Taxes on income (b)               240,864      254,830      230,840
                                ------------ ------------ ------------
  Net earnings                     $395,245     $382,240     $360,429
                                ============ ============ ============

  Prepayment fees included in
   noninterest income               $91,197      $88,560      $72,064

  Basic EPS                           $1.29        $1.24        $1.17
  Diluted EPS                         $1.27        $1.22        $1.16

Average common shares
 outstanding                    307,350,451  307,889,162  307,440,730
Average diluted common shares
 outstanding                    311,323,062  312,174,156  311,770,849

Ratios: (c)
  Net earnings / average
   stockholders' equity (ROE)         18.69%       18.85%       18.59%
  Net earnings / average assets
   (ROA)                               1.28%        1.28%        1.25%
  Net interest margin                  2.50%        2.54%        2.53%
  General and administrative
   expense / average assets             .85%         .80%         .83%
  Efficiency ratio                    29.10%       27.06%       28.69%

SPREAD DATA
  Yield on loan portfolio              6.05%        5.72%        5.40%
  Yield on interest-earning
   investments                         4.11%        3.93%        3.41%
                                ------------ ------------ ------------
    Yield on interest-earning
     assets                            6.03%        5.70%        5.38%
                                ------------ ------------ ------------

  Cost of deposits                     3.24%        2.97%        2.70%
  Cost of borrowings                   4.37%        3.82%        3.34%
                                ------------ ------------ ------------
    Cost of funds                      3.78%        3.38%        2.99%
                                ------------ ------------ ------------

        Primary Spread at
         quarter end                   2.25%        2.32%        2.39%
                                ============ ============ ============

  Average Primary Spread for
   the quarter                         2.29%        2.37%        2.39%


                                              For the Quarter Ended
                                            --------------------------
                                               Mar. 31      Dec. 31
                                                 2005         2004
                                             ------------ ------------
AVERAGE BALANCES  (a)
  Cash and investments                        $2,074,816   $1,442,083
  Loans receivable and MBS                   105,079,482   99,698,762
  Investment in capital stock of FHLBs         1,622,540    1,521,608
  Deposits                                    54,116,414   52,317,613
  Advances from FHLBs                         34,986,559   32,754,803
  Securities sold under agreements to
   repurchase                                  3,937,500    3,900,045
  Other borrowings                             8,132,422    6,373,852
  Stockholders' equity                         7,419,240    7,073,030

Total Average Assets                         109,807,456  103,634,158
Average Earning Assets                       108,489,822  102,371,618
Average Interest-Bearing Liabilities         101,172,895   95,346,313

OPERATING RESULTS
  Net interest income                           $704,564     $691,536
  Provision for loan losses                          884        2,571
  Noninterest income                              82,613       81,364
  Noninterest expense                            224,239      222,619
                                             ------------ ------------
  Earnings before taxes on income                562,054      547,710
  Taxes on income (b)                            213,804      209,209
                                             ------------ ------------
  Net earnings                                  $348,250     $338,501
                                             ============ ============

  Prepayment fees included in noninterest
   income                                        $49,280      $49,490

  Basic EPS                                        $1.13        $1.11
  Diluted EPS                                      $1.12        $1.09

Average common shares outstanding            306,861,057  306,312,759
Average diluted common shares outstanding    311,539,734  311,179,468

Ratios: (c)
  Net earnings / average stockholders'
   equity (ROE)                                    18.78%       19.14%
  Net earnings / average assets (ROA)               1.27%        1.31%
  Net interest margin                               2.60%        2.70%
  General and administrative expense /
   average assets                                    .82%         .86%
  Efficiency ratio                                 28.49%       28.80%

SPREAD DATA
  Yield on loan portfolio                           5.06%        4.75%
  Yield on interest-earning investments             2.90%        2.08%
                                             ------------ ------------
    Yield on interest-earning assets                5.02%        4.73%
                                             ------------ ------------

  Cost of deposits                                  2.39%        2.08%
  Cost of borrowings                                2.89%        2.38%
                                             ------------ ------------
    Cost of funds                                   2.62%        2.22%
                                             ------------ ------------

        Primary Spread at quarter end               2.40%        2.51%
                                             ============ ============

  Average Primary Spread for the quarter            2.46%        2.60%


(a) Averages are computed by adding the beginning balance and each monthend balance during the quarter and dividing by four.
(b) From quarter to quarter, the effective tax rate may fluctuate due to changes in the volume of business activity in the various states where we operate.
(c) Ratios are annualized by multiplying the quarterly computation by four. Averages are computed by adding the beginning balance and each monthend balance during the quarter and dividing by four.


          GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES
                    QUARTERLY FINANCIAL HIGHLIGHTS
                              (Unaudited)
            (Dollars in thousands except per share figures)

                                        For the Quarter Ended
                                --------------------------------------
                                  Dec. 31      Sep. 30      Jun. 30
                                    2005         2005         2005
                                ------------ ------------ ------------
LOAN ACTIVITY
  New real estate loans
   originated                   $13,119,738  $13,768,941  $13,452,983
  New adjustable rate mortgages
   as a percentage of new real
   estate loans originated               99%          99%          99%
  New refinanced mortgages as a
   percentage of new real
   estate loans originated               81%          76%          75%

  Loan and MBS repayments        $9,743,052   $9,557,669   $8,207,391
  Loan and MBS repayment rate
   (a)                                33.68%       34.14%       30.74%

  Net increase in loan
   portfolio                     $2,852,482   $3,767,217   $5,252,406
  Growth rate of the loan
   portfolio (b)                       9.79%       13.37%       19.54%

  Loan sales                       $377,195     $225,897      $98,006

  Loans serviced for others      $4,158,750   $4,029,073   $4,105,410

  Nonperforming assets
     Loans and MBS 90 days or
      more past due                $373,671     $335,376     $322,173
     Foreclosed real estate           8,682        8,828        8,769
                                ------------ ------------ ------------
          Total nonperforming
           assets                  $382,353     $344,204     $330,942
                                ============ ============ ============

  Ratio of nonperforming assets
   (NPAs) to total assets               .31%         .28%         .28%
  Ratio of troubled debt
   restructured (TDRs) to total
   assets                               .00%         .00%         .00%
  Ratio of NPAs and TDRs to
   total assets                         .31%         .28%         .28%

  Loan loss reserve                $295,859     $293,375     $291,687
  Net loan chargeoffs                  $305       $1,122         $312
  Net chargeoffs/average loans
   (c)                                  .00%         .00%         .00%

DEPOSIT ACTIVITY
  Deposit increase (decrease)    $1,729,004    $(796,825)  $3,632,875

STOCK REPURCHASE ACTIVITY
  Number of shares repurchased
   and retired                      560,000      425,000            0
  Cost of shares repurchased        $32,728      $25,156           $0
  Remaining number of shares
   authorized for repurchase     17,671,358   18,231,358   18,656,358


                                              For the Quarter Ended
                                            --------------------------
                                               Mar. 31      Dec. 31
                                                 2005         2004
                                             ------------ ------------
LOAN ACTIVITY
  New real estate loans originated           $11,174,737  $13,083,888
  New adjustable rate mortgages as a
   percentage of new real estate loans
   originated                                         99%          99%
  New refinanced mortgages as a percentage
   of new real estate loans originated                78%          75%

  Loan and MBS repayments                     $6,314,104   $6,665,374
  Loan and MBS repayment rate (a)                  24.75%       27.75%

  Net increase in loan portfolio              $4,824,593   $6,053,090
  Growth rate of the loan portfolio (b)            18.80%       25.06%

  Loan sales                                     $91,114      $97,096

  Loans serviced for others                   $4,315,925   $4,537,024

  Nonperforming assets
     Loans and MBS 90 days or more past due     $342,394     $332,329
     Foreclosed real estate                       10,840       11,461
                                             ------------ ------------
          Total nonperforming assets            $353,234     $343,790
                                             ============ ============

  Ratio of nonperforming assets (NPAs) to
   total assets                                      .31%         .32%
  Ratio of troubled debt restructured (TDRs)
   to total assets                                   .00%         .00%
  Ratio of NPAs and TDRs to total assets             .32%         .33%

  Loan loss reserve                             $290,192     $290,110
  Net loan chargeoffs                               $802       $2,540
  Net chargeoffs/average loans (c)                   .00%         .01%

DEPOSIT ACTIVITY
  Deposit increase (decrease)                 $2,627,954   $1,298,796

STOCK REPURCHASE ACTIVITY
  Number of shares repurchased and retired             0            0
  Cost of shares repurchased                          $0           $0
  Remaining number of shares authorized for
   repurchase                                 18,656,358   18,656,358


(a) The loan and MBS repayment rate is the quarterly repayments annualized as a percentage of the prior quarter's ending loan and MBS balance.
(b) The growth rate of the loan portfolio is the quarterly growth annualized as a percentage of the prior quarter's ending loan portfolio.
(c) Includes loans that were securitized and retained as MBS with recourse held to maturity.


    CONTACT: Golden West Financial Corporation
             William C. Nunan, 510-446-3614